Exhibit 99.1

Endurance International Group Reports 2015 First Quarter Results

BURLINGTON, MA (May 5, 2015) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its first quarter ended March 31, 2015.

“We are excited to have started the fiscal year with a quarter that exceeded expectations for both adjusted revenue and adjusted EBITDA. Our first quarter results demonstrate that our two-pronged strategy of growing subscribers and growing average revenue per subscriber is an effective approach to addressing what we continue to believe is a large and exciting opportunity,” commented Hari Ravichandran, chief executive officer and founder of Endurance International Group. “These core components of our strategy continue to anchor our overall approach to the marketplace and position us well to meet our longer-term goals for growth and profitability.”

First Quarter Financial Highlights

(in millions)	Prior Q1 2015 Guidance*	Q1 2015 Actuals	Year over year growth
Adjusted Revenue	$175 - $178	$178.7	17%
Adjusted EBITDA	$65 - $66	$67.6	14%
UFCF	—	$59.9	22%
*	prior outlook provided by company on February 23, 2015

•	GAAP revenue was $177.3 million, an increase of 22 percent compared to $145.7 million in the first quarter of 2014.

•	Adjusted revenue was $178.7 million, an increase of 17 percent compared to $152.8 million in the first quarter of 2014.

•	GAAP net income attributable to Endurance International Group Holdings, Inc. was $0.9 million, or $0.01 per diluted share, compared to a net loss of $19.3 million, or $(0.15) per diluted share, for the first quarter of 2014.

•	Adjusted EBITDA was $67.6 million, an increase of 14 percent compared to $59.1 million in the first quarter of 2014.

•	GAAP cash from operations was $50.2 million, an increase of 32 percent compared to $38.0 million in the first quarter of 2014.

•	Unlevered free cash flow (UFCF) was $59.9 million, an increase of 22 percent compared to $49.0 million in the first quarter of 2014.

•	Free cash flow (FCF) was $45.8 million, an increase of over 29 percent compared to $35.5 million in the first quarter of 2014.

First Quarter Operating Highlights

•	Total subscribers on platform were approximately 4.206 million, an increase of approximately 119,000 in the first quarter. See “Total Subscribers” below.

•	Average revenue per subscriber (ARPS) was $14.37, an increase of 1 percent compared to $14.18 for the first quarter of 2014.

Fiscal Year 2015 and Second Quarter 2015 Guidance

The company is providing the following guidance:

For the full year 2015 ending December 31, 2015, the company expects:

(in millions)	Prior Guidance (at February 23, 2015)	New Guidance (at May 5, 2015)
Adjusted Revenue	$745 - $755	$745 - $755
Year over year growth	14% - 16%	14% - 16%
Adjusted EBITDA	$275 - $285	$275 - $285
Year over year growth	17% - 21%	17% - 21%
UFCF	$220 - $230	$220 - $230
Year over year growth	14% - 19%	14% - 19%

For the second quarter ending June 30, 2015, the company expects:

(in millions)	Prior Guidance	New Guidance (at May 5, 2015)
Adjusted Revenue	—	$181 - $183
Year over year growth		14% - 15%
Adjusted EBITDA	—	$60 - $62
Year over year growth		6% - 10%

Adjusted revenue, adjusted EBITDA, UFCF, FCF and ARPS are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also provided below under the heading “Use of Non-GAAP Financial Measures.” We have not reconciled our adjusted revenue, adjusted EBITDA or UFCF guidance to the most comparable GAAP metrics because we do not provide guidance for the reconciling items between these non-GAAP metrics and the most comparable GAAP metrics, as certain of these items are out of our control and/or cannot be reasonably predicted.

Conference Call and Webcast Information

Endurance International Group’s first quarter 2015 teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Tuesday, May 5, 2015. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com/.

Use of Non-GAAP & Other Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain “non-GAAP financial measures” described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business and help management and investors gauge our ability to generate cash flow, excluding some recurring and non-recurring expenses that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to adjustments for integration and restructuring expenses. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Furthermore, interest expense, which is excluded from some of our non-GAAP measures, has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted net income is a non-GAAP financial measure that we calculate as net income (loss) plus (i) changes in deferred revenue, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of assets, expenses related to integration of acquisitions and restructurings, transaction expenses and charges including costs associated with certain litigation matters, preparation for our IPO and any dividend-related payments accounted for as compensation expense, less (ii) earnings of unconsolidated entities, net gain on sale of assets and the impact of purchase accounting related to reduced fair value of deferred domain registration costs and (iii) the estimated tax effects of the foregoing adjustments. Due to our history of acquisitions and financings, we have incurred accounting charges and expenses that obscure the operating performance of our business. We believe that adjusting for these items and the use of adjusted net income is useful to investors in evaluating the performance of our company.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as adjusted net income plus interest expense, depreciation, and income tax expense (benefit). We manage our business based on the cash collected from our subscribers and the cash required to acquire and service those subscribers. We believe highlighting cash collected and cash spent in a given period provides insight to an investor to gauge the overall health of our business. Under GAAP, although subscription fees are paid in advance, we recognize the associated revenue over the subscription term, which does not fully reflect short-term trends in our operating results. In order to capture these trends and report our performance consistently with how we manage our business, we include the change in deferred revenue for the period reported in our calculation of adjusted EBITDA for that period.

Free Cash Flow

Free cash flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations and dividend from minority interest, plus certain transaction and integration and restructuring expenses. We believe that this presentation of FCF provides investors with an additional indicator of our ability to generate positive cash flows after meeting our obligations with regard to payment of interest on our outstanding indebtedness.

Unlevered Free Cash Flow

Unlevered free cash flow, or UFCF, is a non-GAAP financial measure that we calculate as free cash flow plus cash interest paid, net of change in accrued loan interest. We believe the most useful indicator of our operating performance is the cash generating potential of our company prior to any accounting charges related to our acquisitions and after investment in capital expenditures to operate our technology platform. Given our substantial bank debt, we believe it is important to present to our investors the cash generation potential of our business prior to interest payments.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions. Historically, we also adjusted the amount of revenue to include the revenue we generated from subscribers added through business acquisitions as if those acquired subscribers had been our subscribers since the beginning of the period presented. Since the first quarter of 2014, we have included the revenue we add through business acquisitions from the closing date of the relevant acquisition. We believe that excluding fair value adjustments to deferred revenue is useful to investors because it shows our revenue prior to purchase accounting charges related to our acquisitions.

Total Subscribers

We define total subscribers as those that, as of the end of a period, are identified as subscribing directly to our products on a paid basis. Historically, in calculating total subscribers, we included the number of end-of-period subscribers we added through business acquisitions as if those subscribers had subscribed with us since the beginning of the period presented. Since the first quarter of 2014, we have included subscribers we added through business acquisitions from the closing date of the relevant acquisition. Additionally, in the fourth quarter of 2014, we modified our definition of total subscribers to better reflect our expanding product mix by including paid subscribers to all of our subscription-based products, rather than limiting the definition to paid subscribers to our hosted web presence solutions. However, per our previous methodology, we still do not include in total subscribers accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand are counted as separate subscribers. We believe total subscribers is an indicator of the scale of our platform and our ability to expand our subscriber base, and is a critical factor in our ability to monetize the opportunity we have identified in serving the small- and medium-

sized business (SMB) market. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet this definition of total subscribers. A portion of the increase in total subscribers in the first quarter of 2015 consists of product subscriptions previously on platform that we have now identified as subscribers under this revised definition.

Average Revenue per Subscriber

Average revenue per subscriber, or ARPS, is a non-GAAP financial measure that we calculate as the amount of adjusted revenue we recognize in a period divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing, and sell products and services to new and existing subscribers. As we on-board new subscribers, we typically on-board them at introductory prices, which negatively impacts ARPS. Furthermore, ARPS is negatively impacted by most of our acquisitions since the acquired subscribers typically have lower ARPS. See “Adjusted Revenue” and “Total Subscribers.”

Monthly Recurring Revenue Retention Rate (MRR)

We believe that our ability to retain revenue from our subscribers is an indicator of the long-term value of our subscriber relationships and the stability of our revenue base. To assess our performance in this area, we measure our monthly recurring revenue, or MRR, retention rate. We calculate MRR retention rate at the end of a period by taking the retained recurring value of subscription revenue of all active subscribers at the end of the prior period and dividing it into the retained recurring value of subscription revenue for those same subscribers at the end of the period presented. We believe MRR retention rate is an indicator of our ability to retain existing subscribers, sell products and services and maintain subscriber satisfaction. MRR can be impacted by factors such as subscriber churn, new subscriber additions, and new and existing subscriber increases in pricing or product uptake.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for fiscal year 2015 (including the second quarter of fiscal year 2015), our beliefs and expectations regarding the success of our strategy to increase our subscriber base and grow ARPS, our ability to achieve our long-term growth and profitability goals, the size of our market opportunity, and our future financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “confident,” “positions,” and variations of such words or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2014 filed with the Securities and Exchange Commission (SEC) on February 27, 2015 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group is a publicly traded (NASDAQ: EIGI) technology company that helps power small and medium-sized businesses online. Through its proprietary cloud platform, Endurance provides web presence solutions including web hosting, eCommerce, eMarketing and mobile business tools to approximately 4.2 million subscribers around the globe. The company’s world-class family of brands includes Bluehost, HostGator, iPage, Domain.com, A Small Orange, MOJO Marketplace, BigRock and ResellerClub, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 2,600 people across the United States in Utah, Texas, Washington and Arizona and in the United Kingdom, India, Israel and Brazil. For more information on how Endurance can help grow your business, visit endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2014	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$32,379	$31,664
Restricted cash	1,325	1,437
Accounts receivable	10,201	8,373
Deferred tax asset—short term	13,961	14,015
Prepaid domain name registry fees	49,605	56,490
Prepaid expenses and other current assets	13,173	13,206

Total current assets	120,644	125,185

Property and equipment—net	56,837	56,133
Goodwill	1,105,023	1,104,370
Other intangible assets—net	410,338	389,000
Deferred financing costs	400	380
Investments	40,447	39,340
Prepaid domain name registry fees, net of current portion	7,957	5,273
Other assets	4,397	5,021

Total assets	$1,746,043	$1,724,702

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$8,960	$7,651
Accrued expenses	38,275	41,108
Deferred revenue	259,567	271,584
Current portion of notes payable	60,500	31,500
Current portion of capital lease obligations	3,793	3,918
Deferred consideration—short term	13,917	34,659
Other current liabilities	10,358	10,377

Total current liabilities	395,370	400,797
Long-term deferred revenue	65,850	68,501
Notes payable—long term	1,026,375	1,023,750
Capital lease obligations	4,302	3,247
Deferred tax liability—long term	35,579	36,016
Deferred consideration	10,722	10,188
Other liabilities	2,806	3,103

Total liabilities	1,541,004	1,545,602

Redeemable non-controlling interest	30,543	—
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 130,959,113 and 131,145,330 shares issued at December 31, 2014 and March 31, 2015, respectively; 130,914,333 and 131,099,799 shares outstanding at December 31, 2014 and March 31, 2015, respectively	14	14
Additional paid-in capital	816,591	820,927
Accumulated other comprehensive loss	(517)	(1,133)
Accumulated deficit	(641,592)	(640,708)

Total stockholders’ equity	174,496	179,100

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,746,043	$1,724,702

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2014	2015
Revenue	$145,750	$177,318
Cost of revenue	89,191	100,974

Gross profit	56,559	76,344

Operating expense:
Sales and marketing	41,624	35,044
Engineering and development	4,953	5,371
General and administrative	15,481	18,730

Total operating expense	62,058	59,145

Income (loss) from operations	(5,499)	17,199

Other expense:
Interest income	83	92
Interest expense	(13,635)	(14,321)

Total other expense—net	(13,552)	(14,229)

Income (loss) before income taxes and equity earnings of unconsolidated entities	(19,051)	2,970
Income tax expense	3,439	978

Income (loss) before equity earnings of unconsolidated entities	(22,490)	1,992
Equity (income) loss of unconsolidated entities, net of tax	(21)	1,108

Net income (loss)	$(22,469)	$884

Net loss attributable to non-controlling interest	(3,184)	—

Net income (loss) attributable to Endurance International Group Holdings, Inc.	$(19,285)	$884

Comprehensive income (loss):
Foreign currency translation adjustments	22	(616)

Total comprehensive income (loss)	$(19,263)	$268

Basic net income (loss) per share attributable to Endurance International Group Holdings, Inc. common stockholders	$(0.15)	$0.01

Diluted net income (loss) per share attributable to Endurance International Group Holdings, Inc. common stockholders	$(0.15)	$0.01

Weighted-average number of common shares used in computing net income (loss) per share attributable to Endurance International Group Holdings, Inc.
Basic	126,442,105	130,996,079

Diluted	126,442,105	132,675,938

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net income (loss)	$(22,469)	$884
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	7,046	7,866
Amortization of other intangible assets	24,079	21,298
Amortization of deferred financing costs	19	20
Amortization of net present value of deferred consideration	5	138
Stock-based compensation	3,544	3,971
Deferred tax expense	977	381
Loss on sale of assets	6	40
(Income) loss of unconsolidated entities	(21)	1,108
(Gain) loss from change in deferred consideration	(12)	196
Changes in operating assets and liabilities:
Accounts receivable	(689)	1,785
Prepaid expenses and other current assets	(8,131)	(4,741)
Accounts payable and accrued expenses	2,239	2,344
Deferred revenue	31,394	14,933

Net cash provided by operating activities	37,987	50,223

Cash flows from investing activities:
Business acquired in purchase transaction, net of cash acquired	(18,028)	—
Proceeds from sale of assets	80	26
Purchases of property and equipment	(6,203)	(7,249)
Purchases of intangible assets	(100)	—
Net deposits of principal balances in restricted cash accounts	(329)	(338)

Net cash used in investing activities	(24,580)	(7,561)

Cash flows from financing activities:
Repayment of term loan	(2,625)	(2,625)
Proceeds from borrowing of revolver	—	7,000
Repayment of revolver	—	(36,000)
Payment of financing costs	(12)	—
Payment of deferred consideration	(24,516)	(488)
Payment of redeemable non-controlling interest liability	—	(10,181)
Principal payments on capital lease obligations	(885)	(930)
Proceeds from exercise of stock options	—	353
Issuance costs of common stock	(578)	—

Net cash used in financing activities	(28,616)	(42,871)

Net effect of exchange rate on cash and cash equivalents	178	(506)

Net decrease in cash and cash equivalents	(15,031)	(715)
Cash and cash equivalents:
Beginning of period	66,815	32,379

End of period	$51,784	$31,664

	Three Months Ended March 31,
	2014	2015
Supplemental cash flow information:
Interest paid	$14,095	$14,226
Income taxes paid	$247	$702
Supplemental disclosure of non-cash financing activities:
Shares issued in connection with the acquisition of Directi	$25,476	$—
Assets acquired under capital lease	$11,704	$—

The following table reflects the reconciliation of Adjusted Net Income and Adjusted EBITDA to net loss calculated in accordance with GAAP (all data in thousands):

	Three Months Ended March 31,
	2014	2015
Net income (loss)	$(22,469)	$884
Stock-based compensation	3,544	3,971
Loss on sale of assets	6	40
Gain (loss) of unconsolidated entities	(21)	1,108
Amortization of intangible assets	24,079	21,298
Amortization of deferred financing costs	19	20
Changes in deferred revenue	31,394	14,933
Impact of reduced fair value of deferred domain registration costs	(6,002)	(678)
Transaction expenses and charges	1,363	1,523
Integration and restructuring expenses	3,196	1,418
Tax-affected impact of adjustments	(2,199)	(852)

Adjusted Net Income	$32,910	$43,665

Depreciation	7,046	7,866
Income tax expense	5,638	1,830
Interest expense, net (net of impact of amortization of deferred financing costs)	13,533	14,209

Adjusted EBITDA	$59,127	$67,570

The following table reflects the reconciliation of cash flows from operating activities, or operating cash flow, to FCF to UFCF (all data in thousands):

	Three Months Ended March 31,
	2014	2015
Operating cash flow	$37,987	$50,223
Less:
Capital expenditures and capital lease obligations (1)	(7,088)	(8,179)
Plus:
Costs excluded in FCF net of costs also excluded in operating cash flow:
Transaction expenses and charges	1,376	1,845
Integration and restructuring expenses	3,196	1,931

Free cash flow	$35,471	$45,820

	Three Months Ended March 31,
	2014	2015
Plus:
Cash interest paid (net of change in accrued loan interest)	13,527	14,070

Unlevered Free Cash Flow	$48,998	$59,890

(1)	Capital expenditures during the three months ended March 31, 2014 and March 31, 2015 both include $0.9 million of payments under a three year capital lease for software of $11.7 million beginning in January 2014. The remaining balance on the capital lease is $7.2 million as of March 31, 2015.

The following table provides a reconciliation of income tax expense (benefit) included in the adjusted EBITDA table above to the income tax expense (benefit) in our consolidated statements of operations and comprehensive loss and to the income taxes paid amount in our consolidated statements of cash flows (all data in thousands).

	Three Months Ended March 31,
	2014	2015
Income tax expense	$5,638	$1,830
Tax-affected impact of adjustments	(2,199)	(852)

Income tax expense in consolidated statement of operations and comprehensive income (loss)	$3,439	$978

Less: movement in deferred tax benefit	(977)	(381)
Decrease (increase) in accrued income taxes	(2,215)	105

Income taxes paid in consolidated statements of cash flows	$247	$702

The following table provides a reconciliation of net interest expense included in the adjusted EBITDA table above to the net interest expense in our consolidated statements of operations and comprehensive loss and to interest paid in our consolidated statements of cash flows (all data in thousands).

	Three Months Ended March 31,
	2014	2015
Interest expense (net of impact of deferred financing costs)	$13,533	$14,209
Amortization of deferred financing costs	19	20

Other expense in consolidated statements of operations and comprehensive loss	$13,552	$14,229

Amortization of deferred financing costs	(19)	(20)
Amortization of net present value of deferred consideration	(5)	(138)
Decrease in accrued interest	484	63
Interest income	83	92

Interest paid in consolidated statements of cash flows	$14,095	$14,226

Less: decrease in accrued interest	484	63
Less: interest income	83	92
Less: other	1	1

Cash interest paid (net of change in accrued loan interest)	$13,527	$14,070

The following table reflects the reconciliation of ARPS to revenue calculated in accordance with GAAP (all data in thousands, except ARPS data):

	Three Months Ended March 31,
	2014	2015
Revenue	$145,750	$177,318
Purchase accounting adjustment	7,021	1,395
Pre-acquisition revenue from acquired properties	—	—

Adjusted revenue	$152,771	$178,713

Total subscribers	3,654	4,206
Average subscribers for the period	3,591	4,147
ARPS	$14.18	$14.37